EXHIBIT 10.32

SECOND AMENDMENT TO SERVICE CENTER LEASE

          This Second Amendment to Service Center Lease (“Amendment”) is made and entered into this 17th day of August, 2005, by and between TM Properties, L.L.C., successor to The Lincoln National Life Insurance Company (“Landlord”) and Lackland Acquisition II, LLC as (“Tenant”).

          WHEREAS, Landlord and Tenant entered into that certain Service Center Lease dated November 28, 2001 (“Lease”), whereby Tenant leased those certain premises containing approximately 30,705 square feet in Suites 1828, 1836A, 1836B, and 1842 (“Leased Premises”) at the building known as Meadows Corporate Center II, located at Lackland Hill Parkway, St. Louis, Missouri, 63146 (“Building”); and,

          WHEREAS, Landlord and Tenant entered into the First Amendment to Service Center Lease dated August 17, 2005, whereby Tenant leased an additional 9,361 square feet being Suite 1884-7 at the building known as Meadows Corporate Center IV; and,

          WHEREAS, the Landlord and Tenant entered into an Assignment of Lease dated August 17, 2005, whereby Tenant assumed the rights and obligations of Suite 1884-4 at the building known as Meadows Corporate Center IV at Lackland Hill Parkway, St. Louis, Missouri 63146 containing approximately 6,295 square feet, from the lease dated November 28, 2001 by and between InfoNow Solutions of St. Louis, LLC and TM Properties, L.L.C., successor to The Lincoln National Life Insurance Company (“Landlord”); and,

          WHEREAS, the Landlord and Tenant desire to extend the term of the Lease for Suite 1884-4 at Meadows Corporate Center IV and Suites 1828, 1836A, 1836B, and 1842, at Meadows Corporate Center II and to modify and amend certain terms and conditions of the Lease as hereinafter provided.

          NOW, THEREFORE, in consideration of the Leased Premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Landlord agree as follows:

          1.          Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

          2.          Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

          3.          Extended Term. The Lease regarding Suite 1884-4 at the building known as Meadows Corporate Center IV, has an Expiration Date of August 31, 2006. The Lease regarding Suites 1828, 1836A, 1836B, and 1842, at the building known as Meadows Corporate Center II, has an Expiration Date of August 31, 2008. The Expiration Date of the Lease is hereby extended to the date which coincides with the expiration date of Suite

1884-7 at the building known as Meadows Corporate Center IV, as outlined in the First Amendment to Service Center Lease dated August 17, 2005 between TM Properties, LLC and Lackland Acquisition II, LLC. Such Expiration Date is anticipated to be September 30, 2010 and will be confirmed by the execution of the Certificate Affirming the Expiration Date attached hereto as Exhibit A.

          4.          Base Rent for Suite 1884-4. Base Rent for the extended term shall be payable by Tenant to Landlord, in advance, on the first day of each month, as follows:

Period	Annual Base Rent per SF	Monthly Base Rent

September 1, 2006 through August 31, 2008	$13.00	$6,819.58

September 1, 2008 through The Expiration Date	$13.25	$6,950.73

                      Payments of Base Rent for any fractional calendar month shall be prorated.

          5.          Base Rent for Suites 1828, 1836A, 1836B, and 1842. Base Rent for the extended term shall be payable by Tenant to Landlord, in advance, on the first day of each month, as follows:

Period	Annual Base Rent per SF	Monthly Base Rent

September 1, 2008 through The Expiration Date	$13.25	$33,903.44

                      Payments of Base Rent for any fractional calendar month shall be prorated.

          6.          Tenant Improvements. Tenant accepts the space “as is” except Landlord shall provide a Thirty Nine Thousand Dollar ($39,000) Tenant Improvement Allowance. The Tenant Improvement Allowance may be utilized for space plans, construction documents, permits, management fees, engineering fees, hard construction, and other construction related improvements to the Leased Premises. In addition, Tenant may utilize the allowance for other expenses in the Leased Premises related to Tenant’s occupancy, including such uses as cable installation and office furniture. Tenant may choose to have the Landlord manage the construction process at a management fee rate of 5% of hard construction costs. Payment of the allowance will be made by Landlord upon completion of work or delivery of products, and upon submittal of invoices and lien waivers. Landlord shall obtain, or assist Tenant with obtaining, permits related to construction and occupancy of the Leased Premises.

          7.           HVAC. Article VIII of the Lease is amended as follows: Notwithstanding the obligations as outlined in Articles 8.1 and 8.2, Tenant and Landlord agree that it shall be the Tenant’s responsibility, at Tenant’s sole cost and expense, to provide for the repair and maintenance of all heating and air-conditioning (HVAC) equipment serving the Premises, including, but not limited to, semi-annual maintenance and inspections. However, should any major HVAC component fail during the term of the Lease, it shall be Landlord’s responsibility, at Landlord’s sole cost and expense, to repair or replace the HVAC component. A major component is hereby defined as a heat exchanger, compressor or condenser. The decision to repair or replace a major component, or replace an entire piece of equipment, shall be at the sole discretion of Landlord. Landlord shall take all reasonable action to ensure the HVAC equipment serving the Premises is in operating condition as quickly as possible after notification by Tenant of a major component failure.

          8.           Validity of Amendment. The obligations of the parties under this Amendment are subject to (a) execution by Tenant and Landlord of the First Amendment to Service Center Lease, whereby Tenant will lease an additional 9,361 square feet by expanding into Suite 1884-7 at the building known as Meadows Corporate Center IV (b) execution by Tenant and Landlord of an Assignment document, from that certain lease between Landlord and InfoNow Solutions of St. Louis, LLC dated November 28, 2001, which assigns Suite 1884-4 to Tenant, and (c) execution by InfoNow Solutions of St. Louis, LLC and Landlord of an First Amendment to Service Center Lease between Landlord and InfoNow Solutions of St. Louis, LLC, dated November 28, 2001, which extends the term of Suite 1848 to be coterminous with Suite 1884-7. Should any one of the above-noted documents not be fully executed by Tenant and Landlord, this Amendment shall be null and void.

          9.            Broker. Tenant and Landlord hereby acknowledge that the following disclosure has previously been made: Tim Moeller of Colliers Turley Martin Tucker is the Landlord’s Broker (the listing Broker) and is serving solely as agent for the Landlord in connection with this transaction. Jeff Hawley of Colliers Turley Martin Tucker is the Tenant’s Broker and is serving solely as agent for the Tenant in connection with this transaction. Further confirmation of this disclosure is affirmed by the attached Agency Relationship Confirmation attached hereto as Exhibit B.

          10.          Broker Commission. Upon execution of this Amendment by Landlord and Tenant, Landlord shall pay to Tenant’s broker a leasing commission based on 2.50% of the gross Base Rent of the extended term.

          11.          Ratification. Except as expressly set forth herein, all of the terms, covenants and conditions, representations and warranties set forth in the Lease shall continue in full force and effect and are hereby ratified and affirmed.

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          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

TM Properties, L.L.C.
By:

Printed Name: Thomas R. Martin
Title: Manager
Date: 8/31/05

TENANT:

Lackland Acquisition II, LLC
By:

Printed Name: Ben Tischler
Title: Manager
Date: 8/30/05

EXHIBIT A

Certificate Affirming The Expiration Date

          This Certificate is being provided pursuant to that certain Lease dated November 28, 2001, by and between TM Properties, LLC and Lackland Acquisition II, LLC, further amended by the First Amendment to Service Center Lease dated August 17, 2005, and the Assignment of Lease dated August 17, 2005. The parties to the Lease desire to confirm the following:

          1.          The Term of the Lease shall expire on ____________________________, 2010.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate as dated below.

LANDLORD:

TM Properties, L.L.C.

By:

Printed Name:

Title:

Date:

TENANT:

Lackland Acquisition II, LLC

By:

Printed Name:

Title:

Date:

EXHIBIT B

Agency Relationship Confirmation

Property Address: 1828, 1836, 1842, and 1884-4 Lackland Hill Parkway, St. Louis, MO 63146

Part I. Landlord’s Agent/Subagent

To Prospective Tenant: Tenant understands that Colliers Turley Martin Tucker (listing broker firm name) and its salespersons are acting on behalf of Landlord. Tenant acknowledges that (a) disclosure of this relationship was communicated no later than the first showing of the property, or immediately upon the occurrence of a change to the relationships if required by rule or regulation, and (b) they have received a Missouri Broker Disclosure Form. Compensation to Landlord’s agent(s) will be paid by Landlord.

Tenant:	Lackland Acquisition II, LLC

	Signed	Date 8/30/05

Landlord’s Agent(s):

Firm Name: Colliers Turley Martin Tucker

	Signed	Date	8/31/05

8/31/05

Part II. Tenant’s Agent

To Landlord: Landlord understands that Colliers Turley Martin Tucker and its salespersons are acting on behalf of Tenant. Landlord acknowledges that (a) disclosure of this relationship was communicated no later than the first showing of the property, or immediately upon the occurrence of a change to the relationships if required by rule or regulation, and (b) they have received a Missouri Broker Disclosure Form.

Compensation to Tenant’s agent, if any, will be paid by Landlord.

Landlord: TM Properties, L.L.C.

Signed	Date	8/31/05

Tenant: Lackland Acquisition II, LLC

Signed	Date	8/30/05